EXHIBIT 24


                                                                      Exhibit 24


                                CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated December 22, 1997,accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Wiltek, Inc. and subsidiary on Form 10-KSB for the year ended October 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Wiltek, Inc. on Form S-8 (Reg. No. 33-7271).





GRANT THORNTON LLP



New York, New York
December 22, 1997